                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              A. T. Cross Company
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement if other than Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                           [A.T. Cross Company Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1998

                   TO THE STOCKHOLDERS OF A.T. CROSS COMPANY:

     Notice is hereby given that the annual meeting of stockholders of A.T. Cross Company (the "Company") will be held on Thursday, April 23, 1998 at 10:00 a.m. at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865, for the following purposes:

     1. Fixing the number of directors at nine, of which three shall be Class A directors and six shall be Class B directors (by holders of Class A and Class B common stock voting together as a single class).

     2. Electing three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     3. Appointing independent public accountants to audit the Company's books and accounts for the year ending December 31, 1998 (by holders of Class B common stock only).

     4. Approving the adoption of the Company's Omnibus Incentive Plan (by holders of Class A and Class B common stock voting together as a single class).

     5. Transacting such other and further business as may properly come before said meeting upon which the holders of Class A common stock or Class B common stock, respectively, are entitled to vote.

     The stock transfer books will not be closed. The close of business on February 27, 1998 has been fixed as the record date for determining stockholders entitled to vote at the annual meeting or any adjournment thereof, and only holders of record of Class A common stock or Class B common stock as of that time are entitled to receive notice of and to vote at said meeting or any adjournment thereof.

                                            By order of the Board of Directors

                                            /s/ Tina C. Benik
                                            -----------------------------
                                            Tina C. Benik
                                            Corporate Secretary

March 20, 1998

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT AS PROMPTLY AS
  POSSIBLE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                               [A.T. CROSS LOGO]

                                ONE ALBION ROAD
                          LINCOLN, RHODE ISLAND 02865

                                PROXY STATEMENT
                        FOR ANNUAL STOCKHOLDERS' MEETING
                                 APRIL 23, 1998

          This statement is furnished in connection with the accompanying proxy which is solicited by the Board of Directors of A.T. Cross Company (the "Company") from holders of Class A common stock of the Company for use at the annual meeting to be held April 23, 1998. Any stockholder giving a proxy may revoke the same prior to its exercise by filing a later proxy with the Company, by attending the meeting and voting in person, or by giving notice in writing or in person to the Corporate Secretary. If not revoked, the persons named in the accompanying proxy will vote such proxy in the manner specified therein and, in the discretion of the persons named, for or against any matter upon which holders of Class A common stock are entitled to vote which properly comes before the meeting and which has been omitted from the proxy and proxy statement. The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by the Company. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Company, who will not receive additional compensation therefor. In addition, the Company has retained Georgeson & Co., New York, N.Y., to aid in the solicitation of proxies. The charges of such firm, estimated at $5,500, excluding expenses, will be paid by the Company. This proxy statement and the enclosed form of proxy are expected to be sent to stockholders on or about March 20, 1998.

          A copy of the Company's annual report for the year 1997 containing financial statements for the year ended December 31, 1997 is also enclosed, but is not to be considered a part of the proxy soliciting material.

          As of February 27, 1998 the Company had outstanding 14,703,513 shares of Class A common stock and 1,804,800 shares of Class B common stock. Only stockholders of record at the close of business on that date are entitled to vote at the annual meeting. Stockholders shall be entitled to one vote for each share held on the foregoing record date with respect to matters on which shares of that class are eligible to vote.

STOCKHOLDERS' PROPOSALS

          Any proposal of a stockholder intended to be presented at the next annual meeting of the Company, scheduled to be held April 22, 1999, must be received by the Company's Corporate Secretary not later than November 20, 1998 for inclusion in the proxy statement and form of proxy relating to that meeting.

VOTING RIGHTS

          Holders of Class A common stock have the right to elect one-third of the number of directors from time to time fixed by the holders of Class A and Class B common stock voting together as a single class; provided, however, that if the total number of directors is not evenly divisible by three, then the holders of Class A common stock have the right to elect that number of directors which is the nearest whole number when the total number of directors is divided by three. Holders of Class B common stock have the right to elect the remaining directors. It is proposed that the number of directors for the ensuing year be fixed at nine (see "ELECTION OF DIRECTORS"), and if this proposal is adopted, holders of Class A common stock will have the right to elect three directors.

          In addition, holders of Class A and Class B common stock vote together as a single class:

          a) For the reservation in the future of shares to be issued pursuant to options granted or to be granted to directors, officers or employees; and

          b) With respect to the acquisition of assets or shares of any other company if:

               (1) An officer, director or holder of ten percent or more of either Class A or Class B common stock has an interest in the transaction;

               (2) The transaction would, in the reasonable judgment of the
                   Board of Directors, presently or potentially increase by nineteen and one-half percent or more the aggregate of the Class A or Class B common stock outstanding immediately prior to such transaction; or

               (3) The transaction would involve the issuance of any Class A or
                   Class B common stock and in the reasonable judgment of the Board of Directors the value of the consideration furnished by the Company is nineteen and one-half percent or more of the aggregate market value of all Class A and Class B common stock outstanding immediately prior to such transaction.

          Notwithstanding the foregoing, if the consummation of any transaction described above would, with respect to either the Class A common stock or the Class B common stock, result in a change in the designations, preferences, limitations or relative rights of the shares of such class or have certain other effects as specified in the Company's articles, the holders of Class A and Class B common stock vote as separate classes on such transaction.

          Except as stated above or otherwise required by law, all voting power is vested in the holders of Class B common stock so long as any shares of Class B common stock are outstanding.

VOTING PROCEDURES

     The numbers of Class A and Class B directors will be fixed by vote of the holders of a majority of the Class A and Class B shares present at the annual meeting in person or represented by proxy, voting as a single class. The Class A directors will be elected in each case by vote of the holders of a majority of the Class A shares present or represented at the meeting, and the Class B directors will be similarly elected by the holders of a majority of the Class B shares.

     Shares represented by proxies which are marked "abstain" with respect to fixing the number of directors and approving the Omnibus Incentive Plan, "authority withheld" with respect to the election of any particular nominee for director, or to deny discretionary authority on any other matters will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates.

     Under the rules of the American Stock Exchange, on which the Class A shares are listed, brokers who hold Class A shares in street name have the authority to vote such shares on certain items, including fixing the number of and electing directors, unless they have received instructions from the beneficial owners to the contrary, in which case the shares are to be voted or the votes relating thereto withheld, as directed by the beneficial owners. Such rules also provide that brokers may not vote shares held in street name on certain other matters without specific instructions from their customers. Shares subject to such "broker non-votes" will not be treated as shares entitled to vote on the matters to which they relate and will have no effect on the outcome of the voting on such matters. It is not presently anticipated that any matter which might be the subject of a "broker non-vote" will come before the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The stockholders listed below were beneficial owners of more than 5% of the outstanding Class A or Class B common stock of the Company at the close of business February 27, 1998, insofar as the Company is aware. The beneficial owners exercise sole voting and investment power over their shares unless otherwise indicated.

-------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT
  NAME AND ADDRESS                           AMOUNT AND NATURE OF                            OF      TITLE OF
 OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)(2)(3)                     CLASS       CLASS
--------------------------------------------------------------------------------------------------------------
Bradford R. Boss       1,857,874 (including 480,000 as co-trustee of W. Russell Boss,       12.52%       A
  11982 Lost TreeWay   Jr. Trust A; 585,000 as co-trustee of W. Russell Boss, Jr. Trust
  North Palm Beach,    B; and 500,000 as co-trustee of W. Russell Boss, Jr. Trust C)
  FL 33408

Bradford R. Boss       1,804,800 (902,400 as co-trustee of W. Russell Boss, Jr. Trust A;    100.0        B
                       and 902,400 as co-trustee of W. Russell Boss, Jr. Trust B)

Russell A. Boss        1,868,328 (including 480,000 as co-trustee of W. Russell Boss,       12.59        A
  40 Peaked Rock Lane  Jr. Trust A; 585,000 as co-trustee of W. Russell Boss, Jr. Trust
  Narragansett, RI     B; and 500,000 as co-trustee of W. Russell Boss, Jr. Trust C)
  02882

Russell A. Boss        1,804,800 (902,400 as co-trustee of W. Russell Boss, Jr. Trust A;    100.0        B
                       and 902,400 as co-trustee of W. Russell Boss, Jr. Trust B)

Edwin G. Torrance      486,477 (including 480,000 as co-trustee of W. Russell Boss, Jr.      3.31        A
  129 Nayatt Road      Trust A)
  Barrington, RI
  02806

Edwin G. Torrance      902,400, as co-trustee of W. Russell Boss, Jr. Trust A                50.0        B

Noel M. Field, Jr.     585,100 (including 585,000 as co-trustee of W. Russell Boss, Jr.      3.98        A
  50 Sakonnet Point    Trust B)
    Road
  Little Compton, RI
  02837

Noel M. Field, Jr.     902,400 as co-trustee of W. Russell Boss, Jr. Trust B                 50.0        B

Fleet Financial        1,241,016 (including 1,121,844 as to which Fleet Financial Group,     8.44        A
Group, Inc.            Inc. has sole voting power; 12,325 as to which it has shared
  One Federal Street   voting power; 1,092,225 as to which it has sole investment power;
  Boston, MA 02110     and 135,466 as to which it has shared investment power)

Travelers Group Inc.,
through its wholly
owned subsidiary
Salomon Smith Barney
Holdings Inc.
  388 Greenwich        916,260, as to which Travelers Group Inc. has shared voting and       6.23        A
  Street               investment power
  New York, NY 10013

Galal P. Doss          1,815,000                                                            12.34        A
  P.O. Box 45
  Tenth of Ramadan
  Egypt


(1) Includes Class A shares subject to options exercisable within 60 days, as follows: Mr. B. Boss - 137,019; Mr. R. Boss - 137,019; and Mr. Torrance - 977.
(2) Includes restricted Class A shares as to which the holder has sole voting power but no investment power during the restricted period, as follows: Mr.
    B. Boss - 2,059; and Mr. R. Boss - 2,984.
(3) There is shared voting and investment power with respect to all shares held by a co-trustee of W. Russell Boss, Jr. Trust A, W. Russell Boss, Jr. Trust B, and W. Russell Boss, Jr. Trust C.
--------------------------------------------------------------------------------

     Bradford R. Boss and Russell A. Boss are, together with Edwin G. Torrance, the co-trustees of Trust A referred to above; they are, together with Noel M. Field, Jr., the co-trustees of Trust B referred to above; and they are, together with Fleet National Bank, the co-trustees of Trust C referred to above. The co-trustees of each trust jointly exercise investment and voting powers with respect to the assets of the trust.

     The Class B shares held by Trusts A and B are convertible into Class A shares on a share-for-share basis at any time. If the Class B shares were all converted into Class A shares, Bradford R. Boss and Russell A. Boss would be the beneficial owners of 22.00% and 22.07%, respectively, of the outstanding Class A shares.

     If the Class B shares held by Trust A were so converted, Edwin G. Torrance would be the beneficial owner of 8.9% of the outstanding Class A shares, and if the Class B shares held by Trust B were so converted, Noel M. Field, Jr. would be the beneficial owner of 9.53% of the outstanding Class A shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table reflects as of February 27, 1998, insofar as the Company is aware, the beneficial ownership of shares of common stock of the Company by directors, nominees, and officers. The beneficial owners exercise sole voting and investment power over their shares unless otherwise indicated.

----------------------------------------------------------------------------------------------------------------

                                                                                             PERCENT
                                                AMOUNT AND NATURE OF                            OF      TITLE OF
NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)(2)(3)                     CLASS       CLASS
----------------------------------------------------------------------------------------------------------------

Bradford R. Boss          1,857,874 (including 480,000 as co-trustee of W. Russell Boss,       12.52%       A
                          Jr. Trust A; 585,000 as co-trustee of W. Russell Boss, Jr. Trust
                          B; and 500,000 as co-trustee of W. Russell Boss, Jr. Trust C)

Bradford R. Boss          1,804,800 (902,400 as co-trustee of W. Russell Boss, Jr. Trust A;    100.0        B
                          and 902,400 as co-trustee of W. Russell Boss, Jr. Trust B)

Russell A. Boss           1,868,328 (including 480,000 as co-trustee of W. Russell Boss,       12.59        A
                          Jr. Trust A; 585,000 as co-trustee of W. Russell Boss, Jr. Trust
                          B; and 500,000 as co-trustee of W. Russell Boss, Jr. Trust C)

Russell A. Boss           1,804,800 (902,400 as co-trustee of W. Russell Boss, Jr. Trust B;    100.0        B
                          and 902,400 as co-trustee of W. Russell Boss, Jr. Trust A)

John E. Buckley           210,069                                                               1.41        A

Bernard V. Buonanno, Jr.  8,852                                                                    *        A

H. Frederick              8,282                                                                    *        A
Krimendahl II

Thomas C. McDermott       5,108                                                                    *        A

Terrence Murray           15,208(4)                                                                *        A

James C. Tappan           5,355                                                                    *        A

Edwin G. Torrance         486,477 (including 480,000 as co-trustee of W. Russell Boss, Jr.      3.31        A
                          Trust A)

Edwin G. Torrance         902,400 (as co-trustee of W. Russell Boss, Jr. Trust A)               50.0        B

Steven T. Henick          2,767                                                                    *        A

John T. Ruggieri          8,262                                                                    *        A

All directors and         2,486,711 (including 527,524 shares subject to options exer-         16.33        A
executive officers as a   cisable within 60 days; 29,888 shares of restricted stock as to
group (21 persons)        which there is sole voting power but no investment power during the restricted period; and 1,565,000 held under trusts as to which there is shared voting and investment power)

All directors and         1,804,800                                                            100.0        B
executive officers
as a group (3 persons)

(1) Includes Class A shares subject to options exercisable within 60 days, as follows: Mr. B. Boss - 137,019; Mr. R. Boss - 137,019; Mr. Buckley - 183,752; Mr. Buonanno - 8,352; Mr. Krimendahl - 8,282; Mr. McDermott - 4,858; Mr. Murray - 8,208; Mr. Tappan - 2,355; Mr. Torrance - 977;
    Mr. Henick - 2,667; and Mr. Ruggieri - 7,500.

(2) Includes restricted Class A shares as to which the holder has sole voting power but no investment power during the restricted period, as follows: Mr.
    B. Boss - 2,059; Mr. R. Boss - 2,984; Mr. Buckley - 2,667; and Mr. Ruggieri
    - 584.

(3) There is shared voting and investment power with respect to all shares held by a co-trustee of W. Russell Boss, Jr. Trust A, W. Russell Boss, Jr. Trust B and W. Russell Boss, Jr. Trust C.

(4) Excludes shares held by Fleet Financial Group, Inc. in various fiduciary capacities.

* Less than 1%

The Class B common stock is convertible share for share into Class A common stock at any time.

--------------------------------------------------------------------------------

                             ELECTION OF DIRECTORS

     It is proposed to fix the number of directors at nine, of which three will be designated "Class A Directors" and six will be designated "Class B Directors". It is also proposed to elect three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Proxies will be voted for the nominees set forth below unless authorization to do so is withheld. All nominees except Mr. van Dam are currently directors of the Company. Should any nominee become unavailable for any reason to accept nomination or election as a director, the persons named in the proxy will vote for the election of such other person or persons as management may recommend unless the stockholders vote to reduce the authorized number of directors. The terms of all directors will expire when their successors are duly elected at the annual meeting of stockholders scheduled to be held April 22, 1999. The following tables reflect information as of December 31, 1997.

                                          PRINCIPAL OCCUPATION         DIRECTOR
          NOMINEE            AGE         DURING PAST FIVE YEARS          SINCE            OTHER DIRECTORSHIPS(1)
---------------------------------------------------------------------------------------------------------------------
                                        CLASS A DIRECTORS

Terrence Murray              58    Chairman and Chief Executive Of-      1982      Fleet Financial Group, Inc.;
                                   ficer, Fleet Financial Group, Inc.              Allmerica Financial Corporation;
                                   (diversified financial services                 CVS Corporation
                                   corporation).(2)

Andries van Dam              59    Professor of Computer Science,          --
                                   Brown University

James C. Tappan              62    Group Vice President and Director,    1994      Pragma Providence Fund
                                   General Foods Corporation (prior
                                   to June 1988); President, Tappan
                                   Capital Partners (since June 1988;
                                   equity investment firm).(3)

                                        CLASS B DIRECTORS

Bradford R. Boss             64    Chairman of the Board and, to         1960      Fleet Financial Group, Inc.
                                   April 1993, Chief Executive
                                   Officer(4) (5)

Russell A. Boss              59    President and, to April 1993,         1962      Eastern Utilities Associates;
                                   Chief Operating Officer;                        Brown & Sharpe Manufacturing Co.
                                   thereafter President and Chief
                                   Executive Officer(4)(5)(6)

John E. Buckley              57    Executive Vice President to April     1980
                                   1993; thereafter Executive Vice
                                   President and Chief Operating
                                   Officer.(4)

Bernard V.                   59    Chairman (to 1989) and Director,      1986      Old Stone Corporation
  Buonanno, Jr.                    Old Fox, Inc., manufacturer of
                                   fertilizers and other agricultural
                                   products; counsel (1988 to 1990)
                                   and thereafter partner, Edwards &
                                   Angell, Providence, RI,
                                   attorneys-at-law.(2)(6)(7)

Edwin G. Torrance            65    Partner, Hinckley, Allen & Snyder,    1995
                                   Providence, RI, attorneys-at-law
                                   (retired July 1996).(3)(8)

H. Frederick Krimendahl II   69    Limited Partner, The Goldman Sachs    1972
                                   Group L.P.; Chairman (since March
                                   1992) Petrus Partners Ltd., New
                                   York, N.Y.(2)

--------------------------------------------------------------------------------

See footnotes on page 6.

     The Board of Directors has an Audit Committee, consisting of Messrs. McDermott, Tappan and Torrance, and a Compensation Committee, consisting of Messrs. Murray, Buonanno and Krimendahl.

     The Audit Committee has responsibility for overseeing the establishment and maintenance of an effective financial control environment, for overseeing the procedures for evaluating the system of internal accounting control, and for evaluating audit performance. The Compensation Committee has responsibility for developing, overseeing and implementing the overall compensation policy for the Company including, subject to full Board approval, the implementation of an incentive compensation plan for the Company.

     During 1997 The Board of Directors held five meetings, the Audit Committee held four meetings and the Compensation Committee held two meetings.

     The Board does not have a nominating committee.

     (1) Includes only companies with a class of securities registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934 and any company registered as an investment company under the Investment Company Act of 1940.

     (2) Member of Compensation Committee.

     (3) Member of Audit Committee.

     (4) Member of Executive Committee.

     (5) Bradford R. Boss and Russell A. Boss are brothers.

     (6) Russell A. Boss and Bernard V. Buonanno, Jr. are cousins by marriage.

     (7) Edwards & Angell performed legal services for the Company in 1997 and is expected to perform legal services for the Company in 1998.

     (8) Hinckley, Allen & Snyder performed legal services for the Company during 1997 and is expected to perform legal services for the Company in 1998.

                             DIRECTOR COMPENSATION

     Members of the Company's Board of Directors were compensated for their services during 1997 at the rate of $15,000 per annum, plus $1,000 for each Board meeting attended. During 1997, the Board of Directors held five meetings. In addition, members of the Audit and Compensation Committees received $500 ($750 in the case of the committee chairmen) for each committee meeting attended.

     Directors also automatically participate in the Company's Non-Qualified Stock Option Plan under a formula fixing the number of shares which are the subject of annual option grants as the number derived by dividing, in each case, the compensation paid to a director for his service to the Company as a director during the preceding calendar year by the mean between the high and low trading prices for the Company's Class A common stock on the last trading day of such year. Options under the non-qualified plan are granted with exercise prices equal to the fair market value of the Class A common stock on the date of grant. During 1997, each director received options to purchase 1,740 shares under this plan with the exception of Mr. McDermott, who received options to purchase 1,653 shares. The exercise price for all options was $9.6875 per share.

                           REPORT TO STOCKHOLDERS ON
                              COMPENSATION MATTERS

     The 1997 compensation of the Chairman, the President and Chief Executive Officer, and the Executive Vice President and Chief Operating Officer of the Company (the "three named officers") was established by the members of the Compensation Committee of the Board of Directors. None of the three directors comprising the Compensation Committee is an employee of the Company, although Mr. Buonanno is a cousin by marriage to the President and Chief Executive Officer. The compensation of the remaining executive officers of the Company was recommended by the three named officers, with input from the Company's Director of Compensation, Benefits and International Human Resources, and approved by the Compensation Committee.

     The elements of compensation for each executive officer consist of base pay, annual incentive bonus and long-term incentives. The compensation of each executive officer was based on three primary factors:

     -- The performance of the executive in meeting key strategic objectives, including increasing stockholder value.

     -- The external competitiveness of the Company's pay levels with those of other manufacturing companies with similar revenues and scope of operations.

     -- The internal pay equity that exists among individual executives and other Company employees.

     The Compensation Committee is privy to external compensation data through the Company's participation in, and analysis of, periodic compensation surveys conducted by independent consulting firms and associations, including but not limited to Towers-Perrin and Hewitt Associates, which report on compensation paid to other executives at companies of similar size. These companies, which include various manufacturing companies with sales volumes generally less than $500 million, are not represented in the peer group index used in the Performance Graph on page 14. The peer group index is limited by the low number of publicly traded writing instrument companies. The Compensation Committee believes the larger sample size of the compensation surveys provides more meaningful comparisons. There are approximately 350 companies in the various survey groups. This number is subject to occasional change from year to year. The Compensation Committee extrapolated the survey information using a combination of single and multiple regression analyses. Factors used in the regression analyses included, but were not limited to, corporate sales, company assets, stockholders' equity, return on equity, board membership, and years of service. In addition, the Compensation Committee also utilized the survey data to gauge the Company's competitive position with other companies with respect to bonus and stock option grants.

     The Compensation Committee also reviewed its standing against other companies in a survey that compares a number of financial performance criteria. The survey ranks participating companies on one- and five-year returns on assets, equity and capital. It also ranks their one-year return on sales and common stock appreciation plus yield.

     The Board has reviewed the Company's exposure with respect to qualifying executive officer compensation for deduction under Section 162(m) of the Internal Revenue Code. The Board has deferred adopting a policy on this issue as it does not expect compensation to reach relevant levels in the near future.

     The following is a more specific discussion of each compensation component:

BASE SALARY:

     The Compensation Committee targets its base pay for the Chief Executive Officer, the Chairman and the Chief Operating Officer at the 50th to 65th percentile of executive officers of manufacturing organizations of approximately the same size (less than $500 million in annual sales) and scope of operations as the Company. Based on survey data, the Compensation Committee believes the base pay for its executives has been within this range for the last several years.

     In considering a 1997 base salary adjustment for the three named officers, the Compensation Committee reviewed the survey results of the base salary of similar level officers in the survey groups referred to above and noted each officer's base salary was at or above the 50th percentile. The Committee took further note of the generally modest base salary increase figures being forecast for other companies' chief executive officer and chief operating officer positions for the forthcoming year. In light of this information and taking into consideration the financial results of the Company as of early December 1996, the Committee voted to maintain the base salaries at their present level for the three named officers. The remaining two highest paid executive officers as of December 1996 likewise received no adjustment to base salary for 1997. (The three named officers, together with the remaining two highest paid officers, are referred to as the "five named officers.") The Committee noted that its executive compensation percentile targets for base salary would still be met even without an adjustment to the officers' salaries based on amounts paid to similar level executives of companies included in the comparative survey groups. The current Chief Financial Officer, who was promoted to his position in March 1997 and as a result became one of the five named officers, received salary adjustments in 1997 to achieve a competitive pay standard.

BONUS:

     Bonus payments to executives for 1997 performance were again governed by the Executive Compensation Program approved by the Compensation Committee to cover the period 1995-1997. The annual incentive payments to eligible executives are designed to provide rewards based on substantially improved Company profitability from year to year as measured by the amount of increase in writing instrument operating income before taxes (OIBT). Also factored into the formula is a measure of the Company's effective use of capital.

     Under the Program, the OIBT benchmarks for 1997 were increased significantly over 1996. Based on this formula and the resulting OIBT, it was highly unlikely the OIBT benchmarks could be attained. As a result, the Compensation Committee voted to approve a one year Addendum Plan as an overlay to the existing Executive Compensation Program in order to provide incentive to management to improve Company profitability in 1997. Opportunities for bonuses under the Addendum Plan were significantly reduced compared to the original Program. Based on the Addendum Plan formula, four of the five named officers failed to earn a bonus for 1997 performance. The Chief Financial Officer was awarded a bonus of $21,750.

     The Company analyzes its total cash compensation (base salary plus bonus) in relation to other similarly sized companies and targets the 75th percentile as a competitive norm when the maximum bonus percentage is earned. Applying the most recent survey data available to the Company (April 1997), the total cash compensation for the five named officers as a group was well below the 50th percentile compared to other companies included in the survey.

LONG-TERM INCENTIVES:

     The Company has relied upon grants under incentive and non-qualified stock option plans to provide key officers and managers with an ownership position in the Company to create a long-term incentive to increase shareholder value.

     As part of a three year (1995-1997) Executive Compensation Program, the Compensation Committee granted stock options in December 1994 under an amended non-qualified stock option plan which was subject to shareholder approval at the annual meeting held in April 1995. This grant provided options for shares approximately equal to the number of shares that would historically have been granted over a three year period and provided for a three year cliff vesting provision. The option price of this grant ($15.1875), along with all other grants made previously, were significantly above the current market price by mid-year 1997.

     In the interests of retaining key management talent and of providing appropriate incentives to increase shareholder value, the Compensation Committee recommended two actions to the Board of Directors.

     First, a new grant was made to the Executive Compensation Group, including the five named officers, on September 15, 1997 at the then fair market price of $9.69. The options granted to the five named officers were as follows: Messrs.
Boss: 20,000 shares each; Mr. Buckley: 30,000 shares; Mr. Henick: 8,000 shares; and Mr. Ruggieri: 15,000 shares. The grants to Messrs. B. Boss and R. Boss had an exercise price of $10.66, 10% higher than the then current market value of $9.69 as required by the Incentive Stock Option Plan. The grants to Messrs. Buckley, Henick and Ruggieri had an exercise price equal to the $9.69 market value. All the grants provided for incremental vesting with one-third of the grant immediately vesting and the remaining two-thirds vesting equally over the next two years.

     The second action taken by the Committee regarding long term compensation was to address the issue of the significant number of stock options previously granted that were well in excess of the current market price, thereby providing minimal incentive to key employees. Taking into consideration the recommendation of the Company's external compensation consultants that this action was in the best interests of the shareholders, the Compensation Committee voted to approve a repricing strategy for the Executive Group employees exclusive of the three most highly paid executives: Messrs. Boss and Buckley. The repricing option program utilized the Black-Scholes valuation formula to ascertain the current value of the previously issued options. Under this program, option holders had the choice of canceling all option grants awarded between and including the years 1990 through 1995 in exchange for receiving a substantially reduced number of new options at the current market price. The number of new options generally approximated a 30% to 40% reduction from the original number of options. The new grant was for a 10 year term and all options would vest one year from the grant date.

     The repricing offer to the eligible executive group employees was made in mid-December 1997. Eligible employees were required to make their decision by December 30, 1997. Of the 57 United States and International executives eligible to participate, 53 chose to cancel their old grants and receive the new grant with fewer options at the current market price. Of the five named officers, Messrs. Boss and Buckley were ineligible for the program and Mr. Henick and Mr. Ruggieri chose to participate. See the "Report on Repricing of Options" on pages 12 and 13 for additional information.

     In addition to the option plans, a Performance Cash Plan was implemented in 1995 to cover the three year period from 1995-1997. The Plan provided the opportunity for a one-time cash bonus to be paid to each qualifying executive, including the five named officers, if the Company met or exceeded certain significant three-year cumulative compounded OIBT growth goals. At the end of 1997, it was determined that the Company had not achieved the OIBT growth required to trigger a payout.

     The foregoing report is presented by the following:

                                        1997 COMPENSATION COMMITTEE

                                        Bernard V. Buonanno, Jr.
                                        H. Frederick Krimendahl II
                                        Terrence Murray, Chairman

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the Company's Chief Executive Officer and the four other most highly compensated executive officers during the last three completed fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                          COMPENSATION
                                                 ANNUAL COMPENSATION                -------------------------
                                     --------------------------------------------                 NUMBER OF
                                                                       OTHER        RESTRICTED    SECURITIES
          NAME AND                                                    ANNUAL          STOCK       UNDERLYING     ALL OTHER
     PRINCIPAL POSITION        YEAR     SALARY(1)       BONUS     COMPENSATION(2)   AWARDS(3)      OPTIONS      COMPENSATION
     ------------------        ----     ---------      --------   ---------------   ----------   ------------   ------------
Russell A. Boss                1997     $433,000       $     --       $4,320         $    --        21,740(4)     $ 5,349(5)
  President and                1996      430,233             --        4,320              --         1,283(6)      22,732
  Chief Executive Officer      1995      413,833        216,884        4,320          45,327         1,485(6)      18,806

Bradford R. Boss               1997      305,000             --        4,320              --        21,740(4)       5,860(7)
  Chairman                     1996      303,067             --        4,320              --         1,283(6)      17,820
                               1995      291,583        149,646        4,320          31,275         1,485(6)      14,996

John E. Buckley                1997      389,000             --        4,320              --        31,740(4)       4,750(8)
  Executive Vice President     1996      386,567             --        4,320              --         1,283(6)      20,292
  Chief Operating Officer      1995      372,000        193,875        4,320          40,519         1,485(6)      16,767

Steven T. Henick,              1997      206,500             --       17,001(9)           --        65,903          4,750(8)
  Vice President,              1996      206,500             --        3,600              --            --         13,591
  International                1995      204,583         81,833       10,406(9)       17,103            --         11,720
  Marketing and Sales

John T. Ruggieri               1997      145,207         21,750        3,600              --        40,265          4,656(8)
  Senior Vice President,       1996      113,917         10,000        3,600              --            --          9,035
  Treasurer, Chief Financial   1995      106,132         42,453        3,600           8,872        16,000          8,044
  Officer

--------------------------------------------------------------------------------

 (1) Messrs. R. Boss, B. Boss and Buckley's salary includes director fees of $20,000 for 1997, $19,900 for 1996 and $19,500 for 1995.

 (2) Amounts listed under Other Annual Compensation consist of tax reimbursement payments made to the named individuals relating to amounts paid to these individuals as car allowances, except as otherwise noted.

 (3) Annual incentive awards which exceeded target award levels were paid in 1995 in restricted Class A common stock under the A. T. Cross Company Restricted Stock Plan. The restricted stock awards provide that restrictions as to 50% of the restricted shares will lapse when writing instrument OIBT equals $25 million and restrictions on the balance of the shares will lapse when writing instrument OIBT is double the OIBT attained in 1994. If the specified OIBT levels have not been achieved by December 31, 1999, all shares then subject to restrictions will be forfeited. Termination of employment other than by reason of death or disability will also result in forfeiture of any shares subject to restrictions. The number and year-end value of the shares awarded for 1995, based on the December 31, 1997 closing market price of the Company's unrestricted Class A common stock of $10.4375 are: Mr. R. Boss, 2,984 shares and $31,146, Mr.
      B. Boss, 2,059 shares and $21,491, Mr. Buckley, 2,667 shares and $27,837, Mr. Henick, 1,126 shares and $11,753, and Mr. Ruggieri, 584 shares and $6,096. Dividends will be paid on the shares of restricted stock if and to the extent paid on the Class A and Class B common stock. No restricted stock awards were earned for 1996 or 1997.

 (4) Number of securities shown includes 1,740 shares underlying formula option received as a director of the Company pursuant to the Company's Non-Qualified Stock Option Plan.

 (5) Mr. Boss's All Other Compensation for 1997 consists of 401(k) contributions ($4,750) and split dollar life insurance premiums ($599).

 (6) Shares underlying formula option received as a director of the Company pursuant to the Company's Non-Qualified Stock Option Plan.

 (7) Mr. Boss's All Other Compensation for 1997 consists of 401(k) contributions ($4,750) and split dollar life insurance premiums ($1,110).

 (8) Messrs. Buckley, Henick and Ruggieri's All Other Compensation for 1997 consists of 401(k) contributions ($4,750, $4,750 and $4,656, respectively).

 (9) Mr. Henick's Other Annual Compensation includes a tax gross-up payment related to reimbursement of relocation expenses ($13,401 for 1997 and $6,806 for 1995).

                                 STOCK OPTIONS

     The following tables set forth, as to the Chief Executive Officer and the four most highly compensated other executive officers of the Company, information with respect to stock option grants in 1997, options exercised during 1997 and year-end values of unexercised options. No options were exercised by these officers in 1997. The Company does not currently grant any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                             VALUE
                                                                                       AT ASSUMED ANNUAL
                                                                                             RATES
                                                                                        OF STOCK PRICE
                                                                                         APPRECIATION
                                             INDIVIDUAL GRANTS                        FOR THE OPTION TERM
--------------------------------------------------------------------------------      -------------------
                          NUMBER     PERCENTAGE
                            OF        OF TOTAL
                        SECURITIES     OPTIONS
                        UNDERLYING   GRANTED TO     EXERCISE
                         OPTIONS      EMPLOYEES       PRICE          EXPIRATION
         NAME            GRANTED     IN 1997(1)     PER SHARE         DATE(2)           5%          10%
----------------------   -------        -----        ------      ------------------  --------    --------
Bradford R. Boss          1,740(3)      0.21%        $ 9.69       October 1, 2007    $ 10,601    $ 26,865
                         20,000         2.47%        $10.66      September 15, 2002  $ 34,155    $ 98,911
Russell A. Boss           1,740(3)      0.21%        $ 9.69       October 1, 2007    $ 10,601    $ 26,865
                         20,000         2.47%        $10.66      September 15, 2002  $ 34,155    $ 98,911
John E. Buckley           1,740(3)      0.21%        $ 9.69       October 1, 2007    $ 10,601    $ 26,865
                         30,000         3.71%        $ 9.69      September 15, 2007  $182,773    $463,181
Steven T. Henick          8,000         0.99%        $ 9.69      September 15, 2007  $ 48,739    $123,515
                         57,903(4)      7.15%        $ 9.97       December 9, 2007   $363,011    $919,941
John T. Ruggieri         15,000         1.85%        $ 9.69      September 15, 2007  $ 91,386    $231,591
                         25,265(4)      3.12%        $ 9.97       December 9, 2007   $158,394    $401,401

---------------

(1) For purposes of this table, the total number of options granted to employees in 1997 was 809,406, including 15,573 options granted to the Company's directors under the formula provisions of the Company's Non-Qualified Stock Option Plan.
(2) Subject to earlier termination in the event of termination of the grantee's office.
(3) These options were received as a director of the Company under the formula provisions of the Company's Non-Qualified Stock Option Plan, further described herein under "Director Compensation."
(4) These options were issued in connection with the repricing described herein under "Report of the Compensation Committee on Repricing of Options."

                       OPTION VALUES AT DECEMBER 31, 1997

                              NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                  UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                     DECEMBER 31, 1997             DECEMBER 31, 1997(1)
                              -------------------------------   ---------------------------
     NAME                      EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
     ----                      -----------     -------------    -----------   -------------
Bradford R. Boss                  97,019           55,073         $    0         $ 1,305
Russell A. Boss                   97,019           55,073         $    0         $ 1,305
John E. Buckley                  103,752          101,740         $7,500         $16,305
Steven T. Henick                   2,667           63,236         $2,000         $31,142
John T. Ruggieri                   7,500           35,265         $3,750         $19,343

---------------

(1) Based on the mean between the high and low trading prices of the Class A common stock on December 31, 1997 ($10.4375) minus the exercise price.

REPORT ON REPRICING OF OPTIONS

     The following table sets forth information relating to the repricing of options held by any executive officer of the Company since January 1, 1988. The number of securities underlying the new options granted to each executive officer to replace the cancelled repriced options was 30% to 40% less than the original number of securities underlying the repriced options. See the "Report of the Compensation Committee on Repricing of Options" below for additional information.

                                                                        TEN YEAR OPTION REPRICINGS
                                          ---------------------------------------------------------------------------------------
                                                    NUMBER OF        MARKET                                          LENGTH OF
                                                    SECURITIES   PRICE OF STOCK   EXERCISE PRICE                  ORIGINAL OPTION
                                                    UNDERLYING     AT TIME OF        AT TIME       NEW EXERCISE   TERM REMAINING
                                                     OPTIONS       REPRICING       OF REPRICING       PRICE           AT DATE
                  NAME                     DATE      REPRICED         ($)              ($)             ($)         OF REPRICING
                  ----                     ----     ----------   --------------   --------------   ------------   ---------------
David J. Arthur.........................  12/9/97      2,000         $9.97            14.91           $9.97       6 yrs. 7 mos.
Vice President, Engineering                           12,000                          15.19                       7 yrs. 5 mos.
and PCG Operations

Joseph V. Bassi.........................  12/9/97        600         $9.97            20.38           $9.97       2 yrs. 11 mos.
Finance Director                                         700                          24.81                           4 yrs.
                                                       2,000                          19.56                       5 yrs. 2 mos.
                                                       5,000                          12.09                       5 yrs. 10 mos.
                                                       2,000                          13.89                       6 yrs. 4 mos.
                                                       5,000                          15.19                       7 yrs. 5 mos.

Tina C. Benik...........................  12/9/97        600         $9.97            20.38           $9.97       2 yrs. 11 mos.
Vice President, Legal, Corporate                       1,000                          24.81                           4 yrs.
Secretary and General Counsel                          1,000                          17.61                       5 yrs. 2 mos.
                                                       4,000                          19.56                       5 yrs. 2 mos.
                                                      12,500                          12.09                       5 yrs. 10 mos.
                                                       2,000                          13.89                       6 yrs. 4 mos.
                                                       5,000                          15.44                       6 yrs. 4 mos.
                                                      16,000                          15.19                       7 yrs. 5 mos.

Joseph F. Eastman.......................  12/9/97      3,000         $9.97            20.38           $9.97       2 yrs. 11 mos.
Vice President, Human Resources                        2,250                          24.81                           4 yrs.
                                                       3,500                          17.61                       5 yrs. 2 mos.
                                                       4,000                          19.56                       5 yrs. 2 mos.
                                                      18,500                          12.09                       5 yrs. 10 mos.
                                                       2,000                          13.89                       6 yrs. 4 mos.
                                                       5,000                          15.44                       6 yrs. 4 mos.
                                                      16,000                          15.19                       7 yrs. 5 mos.

Steven T. Henick........................  12/9/97     25,000         $9.97            12.09           $9.97           6 yrs.
Vice President, International                         13,000                          13.89                       6 yrs. 4 mos.
Marketing and Sales                                    5,000                          15.44                       6 yrs. 4 mos.
                                                      35,000                          15.19                       7 yrs. 5 mos.

Stephen Perreault.......................  12/9/97     15,000         $9.97            16.13           $9.97           8 yrs.
Vice President, Manufacturing

David A. Rogers.........................  12/9/97      3,000         $9.97            20.38           $9.97       2 yrs. 11 mos.
Vice President, U.S. Sales and Marketing               2,250                          24.81                           4 yrs.
                                                       3,500                          17.61                       5 yrs. 2 mos.
                                                       4,000                          19.56                       5 yrs. 2 mos.
                                                       5,000                          12.09                       5 yrs. 10 mos.
                                                       4,000                          15.44                       6 yrs. 4 mos.
                                                      15,000                          15.19                       7 yrs. 5 mos.

John T. Ruggieri........................  12/9/97      1,500         $9.97            20.38           $9.97       2 yrs. 11 mos.
Senior Vice President, Treasurer and
Chief Financial Officer                                1,250                          24.81                           4 yrs.
                                                       1,000                          17.61                       5 yrs. 2 mos.
                                                       4,000                          19.56                       5 yrs. 2 mos.
                                                      10,000                          12.09                       5 yrs. 10 mos.
                                                       5,000                          15.44                       6 yrs. 4 mos.
                                                      16,000                          15.19                       7 yrs. 5 mos.

Gary S. Simpson.........................  12/9/97        400         $9.97            20.38           $9.97       2 yrs. 11 mos.
Corporate Controller                                     400                          24.81                           4 yrs.
                                                       1,000                          19.56                       5 yrs. 2 mos.
                                                       2,500                          12.09                       5 yrs. 10 mos.
                                                       3,000                          13.89                       6 yrs. 4 mos.
                                                       5,000                          15.19                       7 yrs. 5 mos.

                      REPORT OF THE COMPENSATION COMMITTEE

                            ON REPRICING OF OPTIONS

     In December 1997, the Compensation Committee considered the options held by the Company's key management and the fact that a decline in the price of the Class A common stock of the Company had resulted in a substantive number of stock options granted pursuant to both the Company's Incentive Stock Option Plan and the Non-Qualified Stock Option Plan having exercise prices well above the recent trading prices of the Class A common stock, thereby substantially impairing the effectiveness of such options as performance incentives.

     In view of this decline, the Committee determined that (i) the Company's success in the future would depend in large part on its ability to retain a number of its highly skilled technical and managerial personnel; (ii) competition for such personnel would be intense; (iii) the loss of key employees could have a significant adverse impact on the Company's business; and (iv) it would be important and cost-effective to provide equity incentives to key employees and certain executive officers of the Company to improve the Company's performance and the value of the Company for its stockholders. The Committee recognized that an exchange of existing options with exercise prices higher than fair market value for options granted at fair market value, albeit for fewer number of shares subject to options, would restore incentives to key employees because of the increased potential for appreciation. The Committee also recognized that it could require the new options to be subject to new vesting restrictions so that optionees participating in the exchange would have incentives to remain with the Company. Considering these factors, the Committee determined it to be in the best interests of the Company and its stockholders to restore the incentives for key employees and certain executive officers to remain as employees of the Company by granting replacement stock options under the Non-Qualified Stock Option Plan at the optionee's election, with restarted vesting and exercise prices equal to the then current market value.

     Accordingly, on December 9, 1997 the Committee approved an offer to certain key employees of the Company, including certain executive officers (but excluding the Chairman, the Chief Executive Officer and the Chief Operating Officer) to exchange outstanding options with exercise prices above the then current market price for new options with an exercise price equal to the current market price ("New Options"). All New Options terminate no later than ten (10) years from the date of the grant. Optionees who participated in the exchange received a lower exercise price in exchange for the cancellation of the holder's exchanged options and forfeiture of accrued vesting on the exchanged options. In addition, optionees who participated in the exchange received a lesser number of New Options than the number of options surrendered for cancellation. The offer to exchange options was made on December 9, 1997 and eligible optionees had to accept the offer by December 30, 1997. Options for 724,100 shares with exercise prices ranging from $12.09 to $24.81 were exchanged for options for 477,001 shares at an exercise price of $9.97, the fair market value of the Company's Class A common stock on December 9, 1997.

     See "Report to Stockholders on Compensation Matters -- Long-Term Incentives" for further information concerning the repricing.



                                      1997 COMPENSATION COMMITTEE

                                      Bernard V. Buonanno, Jr.
                                      H. Frederick Krimendahl II
                                      Terrence Murray, Chairman

                               PERFORMANCE GRAPH

     The following graph compares the market performance of the Company's Class A common stock to the American Stock Exchange Market Value Index and Peer Group Index over the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Class A common stock and each index was $100 at December 31, 1992 and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                              [PERFORMANCE GRAPH]

                                                       PEER              AMEX
  MEASUREMENT PERIOD              A.T. CROSS          GROUP             MARKET
(FISCAL YEAR COVERED)              COMPANY            INDEX             INDEX
         1992                       100.00            100.00            100.00
         1993                        83.29             92.43            118.81
         1994                        78.20             86.50            104.95
         1995                        90.62            113.28            135.28
         1996                        73.03            106.50            142.74
         1997                        66.54            124.13            171.76


     On a worldwide basis, A. T. Cross Company is the only major manufacturer of quality writing instruments that is not either privately held or part of a consolidated group. Therefore, relative performance data for the Company's primary competition is not readily available. The peer group included in this performance graph represents three publicly-traded companies (Hunt Manufacturing Company; Pentech International, Inc.; A.T. CROSS Company) based in the United States and included in Standard Industrial Classification (SIC) Code 3951 "Pens, Mechanical Pencils and Parts."

                               PENSION PLAN TABLE

                                YEARS OF SERVICE
      REMUNERATION      15        20         25         30         35
      ------------------------------------------------------------------
        $ 25,000     $  6,000   $ 8,000   $ 10,000   $ 10,000   $ 10,000
          50,000       12,000    16,000     20,000     20,000     20,000
          75,000       18,000    24,000     30,000     30,000     30,000
         100,000       24,000    32,000     40,000     40,000     40,000
         150,000       36,000    48,000     60,000     60,000     60,000
         200,000       48,000    64,000     80,000     80,000     80,000
         300,000       72,000    96,000    120,000    120,000    120,000
         400,000       96,000   128,000    160,000    160,000    160,000
         500,000      120,000   160,000    200,000    200,000    200,000

--------------------------------------------------------------------------------

     The Company maintains a non-contributory qualified retirement plan for the benefit of its employees, including the individuals named in the Summary Compensation Table. In addition, participants in the plan whose retirement benefits would exceed amounts permitted under the Internal Revenue Code participate in a non-qualified excess retirement plan which provides a supplemental unfunded benefit equal to the amount of any benefit that would have been payable under the qualified retirement plan but for certain limitations under the Internal Revenue Code. The benefits set forth in the Pension Plan Table reflect the aggregate of the benefits under both the qualified and non-qualified plans. In each case, the indicated benefit will be reduced by the individual's social security credit. The qualified plan and the non-qualified plan are collectively referred to as the "Plan".

     Covered compensation under the Plan includes base salary, cash bonuses, overtime pay, and amounts contributed by the employee to the A.T. Cross Savings Plan maintained by the Company under Section 401(k) of the Internal Revenue Code. The Salary and Bonus columns of the Summary Compensation Table set forth previously, less director fees, reflect all covered compensation of executive officers for 1997.

     As of December 31, 1997, each of the individuals named in the Summary Compensation Table was credited with fourteen years of service under the Plan with the exception of Steven T. Henick, who was credited with four years of service.

     The amounts payable shown in the above Table are based on the following assumptions:

        (i) The individual shall have retired at the normal retirement age of 65,

        (ii) "Average pay" is the highest average of the covered compensation paid to such individual over five consecutive years preceding retirement, and

        (iii) Benefits are paid in the form of a straight-life annuity. Payment options for spousal benefits are available.

                     APPROVAL OF THE OMNIBUS INCENTIVE PLAN

     On February 10, 1998, the Board of Directors adopted the Company's Omnibus Incentive Plan (the "Omnibus Plan") subject to shareholder approval at the Annual Meeting of Stockholders. The Omnibus Plan is designed to replace the Company's Non-Qualified Stock Option Plan and Incentive Stock Option Plan. The Incentive Stock Option Plan expired on February 4, 1998. The Omnibus Plan permits the Compensation Committee to make various long-term incentive awards, generally equity based, to officers and key employees of the Company from one pool of reserved shares. The Board of Directors believes that an omnibus plan that includes various kinds of awards (as described below) will provide increased flexibility to the Compensation Committee in determining what vehicle is best suited at any particular time to act as a long-term incentive. Further, the purpose of the Omnibus Plan is to provide selected eligible employees of the Company and its subsidiaries an opportunity to participate in the Company's future by offering them long-term performance-based and other incentives and equity interests in the Company so as to attract, retain, and motivate management personnel.

     As of February 27, 1998, there were approximately 600,000 shares of Class A common stock available for the grant of options under the Non-Qualified Stock Option Plan and the Incentive Stock Option Plan, which shares, if the Omnibus Plan is approved by the shareholders, will be made available for grant under the Omnibus Plan. In addition, the Board has recommended that the number of shares available for the grant of Awards under the Omnibus Plan on and after December 31, 1997 be increased by 200,000 shares of Class A common stock, for a total number of approximately 800,000 shares of Class A common stock available for award under the Omnibus Plan.

                     SUMMARY OF THE OMNIBUS INCENTIVE PLAN

     A summary of the terms and provisions of the Omnibus Plan is set forth below and is qualified in its entirety by reference to the full text of the Omnibus Plan set forth as Exhibit A to the Proxy Statement. Capitalized terms used and not otherwise defined in this summary have the meaning ascribed to them in the Omnibus Plan.

     The Omnibus Plan is administered by the Compensation Committee. So long as it acts consistently with the express provisions of the Omnibus Plan, the Compensation Committee has the authority to (a) determine the persons to whom Awards shall be granted; (b) determine the size of and to grant Awards; (c) determine the terms and conditions applicable to Awards; (d) determine the terms and provisions of Award Agreements; (e) interpret the Omnibus Plan, and (f) prescribe, amend and rescind rules and regulations relating to the Omnibus Plan.

     The Board may suspend, terminate, modify or amend the Omnibus Plan at any time without shareholder approval except to the extent that shareholder approval is required by law, exchange requirements, the Company's Articles of Incorporation or by-laws. The Board may not, however, without the consent of the Employee to whom an Award was previously granted, adversely affect the rights of that Employee under the Award.

     The Omnibus Plan provides for grants to eligible Employees of Awards including but not limited to (a) options to purchase shares of Common Shares ("Options") consisting of (i) Incentive Stock Options at not less than the full market value on the date of grant (except in the case of a shareholder possessing more than 10% of the total combined voting power of all classes of Company stock, in which case the exercise price shall be not less than 110% of the fair market value on the date of grant); (ii) Non-qualified Stock Options at an exercise price determined by the Compensation Committee; (b) Stock Appreciation Rights (either Tandem or Freestanding) which are rights to receive an amount equal to the increase, between the date of grant and the date of exercise, in the fair market value of the number of shares of Common Shares subject to the Stock Appreciation Right; (c) shares of Restricted Stock which are Common Shares granted to an Employee but which have certain conditions attached to them which must be satisfied in order for the Employee to have unencumbered rights to the Restricted Stock; and (d) Performance Awards which are Awards in Common Shares or cash and which may be awarded based on the extent to which the Employee achieves selected performance objectives over a specified period of time. All material terms of such Awards shall be determined by the Compensation Committee. At the discretion of the Compensation Committee, in the event of a Change in Control, certain Awards may vest immediately.

     Pursuant to the terms of the Omnibus Plan, at the discretion of the Compensation Committee, Awards may be granted to Employees of the Company or its Affiliates, including directors of the Company, except that non-employee directors are only eligible to receive Non-Qualified Stock Options under an automatic formula award as set forth in Paragraph 6(f) of the Omnibus Plan. (That automatic formula award is identical in terms to the formula award contained in the Non-Qualified Stock Option Plan. During 1997, the formula under the Non-Qualified Stock Option Plan entitled each director (including employee directors) to receive options to purchase 1,740 shares, with the exception of Mr. McDermott who received options to purchase 1,653 shares in accordance with the formula. All options have an exercise price of $9.6875 per share.) The approximate number of persons eligible to receive Awards under the Plan is 60.

     Unless earlier terminated by the Board of Directors, the Omnibus Plan continues indefinitely, except that no Incentive Stock Option shall be granted more than 10 years after the Effective Date. The market value of the stock on February 27, 1998 was $10.9375.

                       TAX CONSEQUENCES OF OPTION AWARDS

     No income is recognized by an optionee when an incentive stock option is granted or exercised. If the stock obtained upon exercise is sold more than one year after exercise and two years after grant, the difference between the option price and the amount realized on the sale is taxable to the optionee as long-term capital gain. The Company is not entitled to a deduction as a result of the grant or exercise of an incentive stock option or the sale of the stock acquired upon exercise if the stock is held by the optionee for the requisite periods.

     If, however, the stock acquired upon exercise of an incentive stock option is sold less than one year after exercise or less than two years after grant, the lesser of (i) the difference between the fair market value on the date of exercise and the option price or (ii) the difference between the amount realized on the sale and the option price is taxable to the optionee as ordinary income and the Company is entitled to a corresponding deduction. The excess of the amount realized on the sale over the fair market value on the date of exercise, if any, is taxable as long-term or short-term capital gain, depending on the length of time the stock is held.

     The excess of the fair market value of the stock over the option price on the date of exercise of an incentive stock option will increase the optionee's alternative minimum taxable income, which, in certain instances, may result in the optionee's being subject to the alternative minimum tax.

     There will be no federal income tax consequences to either the optionee or the Company on the grant of a non-qualified option. Upon the exercise of a non-qualified option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares of stock received on the exercise date (or the date on which any substantial risk of forfeiture lapses) over the option price of the shares. The Company will be entitled to a federal income tax deduction in an amount equal to such excess. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of an option, an optionee will recognize long-term or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE OMNIBUS INCENTIVE PLAN AS SET FORTH IN EXHIBIT A TO THE PROXY STATEMENT, AND THE ENCLOSED PROXY WILL BE VOTED IN FAVOR THEREOF UNLESS THE PROXY SPECIFICALLY INDICATES OTHERWISE.

                             COMPENSATION COMMITTEE
                             INTERLOCKS AND INSIDER
                                 PARTICIPATION

    As indicated under "Report to Stockholders on Compensation Matters" at page 7 above, the 1997 compensation of Messrs. Bradford R. Boss, Russell A. Boss and John E. Buckley, all of whom are members of the Board of Directors of the Company, was fixed by the Compensation Committee. The Compensation Committee is comprised of Terrence Murray, H. Frederick Krimendahl II, and Bernard V. Buonanno, Jr. The compensation of the remaining executive officers of the Company was recommended by the Messrs. Boss and Mr. Buckley and approved by the Compensation Committee.

    Bradford R. Boss is a member of the compensation committee of the board of directors of Fleet Financial Group, Inc. Terrence Murray, a director of the Company, is Chairman, President and Chief Executive Officer of Fleet Financial Group, Inc. and is Chairman of the Company's Compensation Committee.

APPROVAL OF INDEPENDENT
PUBLIC ACCOUNTANTS

        At the annual meeting, holders of Class B common stock will appoint auditors to examine the financial statements of the Company and its subsidiaries for the year 1998. Deloitte & Touche LLP has been nominated by the Board of Directors as such auditors. One or more representatives of Deloitte & Touche LLP plan to attend the annual meeting and will be afforded the opportunity to make a statement and answer questions.

        At a meeting held on July 11, 1996 the Audit Committee recommended and the Board of Directors approved the engagement of Deloitte & Touche LLP as its independent auditors for the year ending December 31, 1996 to replace the firm of Ernst & Young LLP, who were dismissed as auditors of the Company effective July 11, 1996. The appointment of Deloitte & Touche LLP as the Company's independent accountants for 1996 was effective upon the dismissal of Ernst & Young LLP, subject to the approval of the Company's Class B shareholders which was obtained on July 11, 1996. The reports of Ernst & Young LLP on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two years ended December 31, 1995, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report.

        At least twice a year the Audit Committee reviews and approves the services that may be provided by its auditors during the year, considers the effect that performing such services might have on audit independence, and approves guidelines under which management may engage the auditors to perform non-audit services. It also reviews the services performed to see that they are consistent with its guidelines.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Class A common stock ("Insiders"), to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of such stock. Insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 1997 its Insiders complied with all applicable Section 16(a) filing requirements except that Edwin G. Torrance, a director, inadvertently failed to include 800 Class A common shares purchased in September 1997 on his Form 4 and Galal P. Doss, a greater than 10 percent shareholder, inadvertently failed to file on a timely basis a Form 3 reflecting his greater than 10% ownership, and a Form 4, reflecting additional purchases.

OTHER MATTERS

        The Board of Directors and management know of no matter of business to be brought before the meeting which is not referred to above. However, if other business upon which holders of Class A common stock are entitled to vote shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy or any substitute to vote said proxy in accordance with their best judgment.

IMPORTANT

        NO MATTER HOW SMALL YOUR HOLDINGS, YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                                                Tina C. Benik
                                                Corporate Secretary

Dated: March 20, 1998

                                                                       EXHIBIT A

                              A. T. CROSS COMPANY
                             OMNIBUS INCENTIVE PLAN

                            EFFECTIVE APRIL 23, 1998

1.  Purpose

     The purpose of the A. T. Cross Company Omnibus Incentive Plan (the "Omnibus Plan") is to attract and retain the best available talent and encourage the highest level of performance by employees and other persons who perform services for A. T. Cross Company (the "Company"). By affording eligible persons the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the Company's business, the Omnibus Plan is intended to serve the best interests of the Company and its stockholders.

2.  Definitions

     "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or other Stock-Based Award.

     "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" shall mean (i) a change in the beneficial ownership (as defined in Rule 16(a)-(1)(a)(ii)) of more than fifty percent (50%) of the Class B common stock of the Company, or (ii) approval by Company stockholders of a consolidation or merger in which the Company will not be the surviving corporation, or the sale of substantially all of the Company's assets.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Compensation Committee of the Board or such other committee consisting of not less than two Board members designated by the Board to administer the Omnibus Plan.

     "Common Shares" shall mean shares of the Class A common stock, $ 1.00 par value, of the Company.

     "Company" shall mean A. T. Cross Company, a Rhode Island corporation.

     "Effective Date" means April 23, 1998.

     "Employee" shall mean an employee of the Company or of any Affiliate, or a Director of the Company.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of the Common Shares shall mean the average of the high and low prices of the Common Shares as reported by the American Stock Exchange, or the Fair Market Value of any other property or other item being valued as determined by the Committee in its sole discretion.

     "Freestanding Right" shall mean a Stock Appreciation Right awarded by the Committee pursuant to Paragraph 7 of the Omnibus Plan other than in connection with an Option.

     "Incentive Stock Option" shall mean the right to purchase Common Shares from the Company that is granted under Section 6 of the Omnibus Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "Insider" shall mean, at any time, an individual who is an officer, director, or 10% shareholder of the Company within the meaning of Exchange Act Rule 16a-1(f) as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "Non-Qualified Stock Option" shall mean a right to purchase Common Shares from the Company that is granted under Section 6 of the Omnibus Plan and that is not intended to be an Incentive Stock Option.

     "Omnibus Plan" shall mean this A. T. Cross Company Omnibus Incentive Plan.

     "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     "Other Stock-Based Award" shall mean any right granted under Section 10 of the Plan.

     "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan.

     "Performance Award" shall mean any right granted under Section 9 of the Plan.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Qualified Domestic Relations Order" shall mean a domestic relations order meeting such requirements as the Committee shall determine in its sole discretion.

     "Restricted Period" shall mean the period during which Restricted Stock and Restricted Stock Units may be forfeited to the Company.

     "Restricted Stock" shall mean Common Shares granted under Paragraph 8 of the Omnibus Plan.

     "Restricted Stock Unit" shall mean any unit granted under Paragraph 8 of the Omnibus Plan.

     "Rule 16(a)-(1)(a)(ii)" shall mean Rule 16(a)-(1)(a)(ii) as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "Stock Appreciation Right" shall mean any Tandem Right or Freestanding Right granted under Paragraph 7 of the Omnibus Plan.

     "Tandem Right" shall mean a Stock Appreciation Right awarded by the Committee in connection with an Option pursuant to Paragraph 7 of the Omnibus Plan.

     "Total Disability" shall mean a determination by the Committee that the Employee is unable to perform the duties required of him or her by the Company as a result of any physical or mental condition as set forth in the Company's Long Term Total Disability Program.

3.  Scope and Duration

     Awards under the Omnibus Plan may be granted in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Awards or Other Stock-Based Awards. The maximum aggregate number of Common Shares as to which Awards may be granted from time to time under the Omnibus Plan is 800,000 shares, subject to adjustment as provided in Paragraph 14. The Common Shares available may be in whole or in part, as the Board shall from time to time determine, authorized but unissued shares or issued shares re-acquired by the Company. Unless otherwise provided by the Committee, Common Shares covered by expired, terminated or forfeited Awards, Awards which are settled for cash or consideration other than the delivery of Common Shares, or Common Shares which are used to exercise any Award or to satisfy the withholding tax liabilities of any Award will be available for subsequent awards under the Omnibus Plan. No Incentive Stock Option shall be granted more than 10 years after the Effective Date.

4.  Administration

     The Omnibus Plan shall be administered by the Committee. The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the Omnibus Plan, to grant Awards, to determine the terms and conditions applicable to Awards, to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Common Shares to be covered by each grant; to determine the terms and provisions of the Award Agreements entered into in connection with Awards under the Omnibus Plan; to interpret the Omnibus Plan; to prescribe, amend and rescind rules and regulations relating to the Omnibus Plan; and to make all other determinations provided for in the Omnibus Plan, or deemed necessary or advisable for the administration of the Omnibus Plan. To the extent permissible by law, the Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Omnibus Plan.

5.  Eligibility; Factors to be Considered in Granting Awards

     Subject to the discretion of the Committee, Awards may be granted to any Employee of the Company or its Affiliates, or a director of the Company, except that a non-employee director shall not be granted an Incentive Stock Option. In determining the Employees to whom Awards shall be granted and the number of Common Shares or units to be covered by each Award, the Committee shall take into account the nature of the Employee's duties, the present and potential contributions to the success of the Company, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Omnibus Plan. A director of the Company who is not also an employee of the Company will not be eligible to receive an Award except as provided in Paragraph 6(f).

     No award of Incentive Stock Options shall result in the aggregate Fair Market Value (determined as of the date of grant) of Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year being in excess of $100,000. No Employee shall be granted Awards covering more than 200,000 Common Shares in any two-year period.

6.  Stock Options

     (a) Exercise Price

     The purchase price of the Common Shares covered by each Option shall be determined by the Committee, but in the case of an Incentive Stock Option shall not be less than 100% of the Fair Market Value (110% in the case of a shareholder possessing more than 10% of the total combined voting power of all classes of Company stock) of the Common Shares on the date the Option is granted, or if there are no sales on such date, on the next preceding day on which there were sales.

     (b) Terms of Options

     The term of each Incentive Stock Option granted under the Omnibus Plan shall not be more than 10 years (5 years in the case of a shareholder possessing more than 10% of the total combined voting power of all classes of Company stock) from the date of grant, but shall otherwise be such period of time as the Committee shall determine, subject to earlier termination as provided in Paragraphs 11 and 12. The term of each Non-Qualified Stock Option granted under the Omnibus Plan shall be such period of time as the Committee shall determine, subject to earlier termination as provided in Paragraphs 11 and 12.

     (c) Exercise of Options

        (i) Subject to the provisions provided herein, an Option granted under the Omnibus Plan shall become vested as determined by the Committee. The Committee may, in its discretion, determine as a condition of any Option, that all or a stated percentage of the Option shall become exercisable, in installments or otherwise, only after the completion of a specified service requirement, or the satisfaction or occurrence of other conditions. The Board of Directors may also, in its discretion, accelerate the exercisability of any Option at any time and provide in any Award Agreement that the Option shall become immediately exercisable as to all Common Shares remaining subject to the Option upon a Change in Control.

        (ii) An Option may be exercised at any time or from time to time (subject, in the case of an Incentive Stock Option, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the Option has become exercisable. Notwithstanding the foregoing provision, no Option may be exercised without the prior consent of the Committee by an Insider until the expiration of six months from the date of the grant of the Option.

        (iii) Except as provided in Paragraphs 11, 12 and 13, no Option may be exercised at any time unless the holder thereof is then an Employee of the Company or one of its Affiliates.

     (d) Payment

     The purchase price of the Common Shares as to which an Option is exercised shall be paid in full at the time of exercise. Payment may be made (i) in cash, which may be paid by check, or other instrument acceptable to the Company, (ii) with the consent of the Committee, the Chief Executive Officer or the Chief Operating Officer, in Common Shares valued at the Fair Market Value on the date prior to exercise, or if there were no sales on such date, on the next preceding day on which there were sales, (iii) with the consent of the Committee, and subject to such terms and conditions as it may determine, by surrender of outstanding Awards under the Omnibus Plan, or (iv) any combination of the above. In addition, any amount necessary to satisfy applicable federal, state or local tax requirements shall be paid promptly upon notification of the amount due. The Committee, the Chief Executive Officer or the Chief Operating Officer, may permit such amount to be paid in Common Shares previously owned by the Employee, or a portion of the Common Shares that otherwise would be distributed to such Employee upon exercise of the Option, or a combination of cash and such Common Shares.

     (e) Change in Control

     In the event of a Change in Control while any Option remains outstanding, unless the Board of Directors determines or the terms of any Award Agreement provide otherwise, all Options shall become immediately exercisable, and shall expire as of the effective date of any such Change in Control. In lieu of delivering all or any portion of the Common Shares as to which an Option has been exercised within sixty (60) days of a Change in Control, the Board of Directors may elect to pay each Optionee, not later than the effective date of any such transaction, an amount in cash equal to the excess of the Fair Market Value of the Common Shares the Optionee would have received upon exercise of the Option over the aggregate exercise price.

     (f) Grants to Directors

     On October 1 of each year, or if such day shall not be a trading day on the American Stock Exchange or such other principal stock exchange on which the Common Shares shall be listed for trading at the time, on the next such trading day, a Non-Qualified Stock Option for the purchase of Common Shares shall, without further action of the Board or the Committee, be granted automatically to each member of the Board. The number of shares which shall be the subject of an option granted to a director pursuant to this paragraph shall be derived by dividing (i) the compensation paid or payable to such director for his or her services to the Company in his or her capacity as director during the next preceding calendar year by (ii) the mean between the high and low trading prices on the American Stock Exchange or such other principal stock exchange referred to above, for one Common Share on the last business day of such next preceding calendar year, or if no Common Shares shall have been traded on such day, on the next previous day on which such Common Shares shall have been traded. The term of each such option shall be ten (10) years. The purchase price per share with respect to an option granted pursuant to this Paragraph 6(f) shall be the mean between the high and the low trading pries of the Company's Class A common stock on the date that such option is granted, or, if no shares of such common stock shall have been traded on such date, on the next previous date on which shares of such common stock shall have been traded. No option granted to a director hereunder may be exercised in whole or in part prior to the first anniversary of the day of such grant.

7.  Stock Appreciation Rights

     (a) Awards

     The Committee may award Stock Appreciation Rights to Employees of the Company or any of its Affiliates. Stock Appreciation Rights may be either Tandem Rights or Freestanding Rights. Tandem Rights may be awarded either at the time the Option is granted or at any time prior to the exercise of the Option.

     (b) Terms and Conditions

        (i) Each Tandem Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent the Option is exercisable.

        (ii) The price per share specified in a Freestanding Right shall be determined by the Committee, but in no event shall be less than the Fair Market Value of the Common Shares as of the date of grant. The term of each Freestanding Right shall be such period of time as the Committee shall determine. Subject to the provisions of the Omnibus Plan, each Freestanding Right shall become vested as determined by the

     Committee. Prior to becoming 100% vested, each Freestanding Right shall become exercisable, in installments or otherwise, as the Committee shall determine. The Board of Directors may also, in its discretion, accelerate the exercisability of any Freestanding Right at any time, including a Change in Control.

     (c) Exercise

        (i) Upon exercise of a Stock Appreciation Right (subject, in the case of a Tandem Right, to the surrender of the related Option or any unexercised portion thereof which the Employee determines to surrender for this purpose), the Employee shall be entitled to receive, subject to the provisions of the Omnibus Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to (A) the excess of (i) the Fair Market Value on the exercise date of one Common Share over (ii) the Option price per share, in the case of a Tandem Right, or the price per share specified in the terms of a Freestanding Right, times (B) the number of Common Shares with respect to which the Stock Appreciation Right shall have been exercised.

        (ii) Upon exercise of a Tandem Right, the number of Common Shares subject to exercise under the related Option shall automatically be reduced by the number of Common Shares represented by the Option or portion thereof surrendered.

        (iii) A Tandem Right related to an Incentive Stock Option may only be exercised if the Fair Market Value of a Common Share on the exercise date exceeds the Option price.

     (d) Payments

        (i) The payment described in subparagraph (c)(i) above shall be made in the form of cash, Common Shares, or a combination thereof, as elected by the Employee, provided that the Committee shall have sole discretion to consent to or disapprove the election of an officer or director to receive all or part of a payment in cash.

        (ii) If upon exercise of a Stock Appreciation Right the Employee is to receive a portion of the payment in Common Shares, the number of shares received shall be determined by dividing such portion by the Fair Market Value of a share on the exercise date. The number of Common Shares received may not exceed the number of Common Shares covered by any Option or portion thereof surrendered. Cash will be paid in lieu of any fractional share.

        (iii) Whether payments to Employees upon exercise of Tandem Rights or Freestanding Rights are made in cash, Common Shares or a combination thereof, the Committee shall have sole discretion as to timing of the payments, whether in one lump sum or in annual installments or otherwise deferred, which deferred payments may in the Committee's sole discretion
     (i) bear amounts equivalent to interest or cash dividends, (ii) be treated as invested in the manner from time to time determined by the Committee, with dividends or other income thereon being deemed to have been so reinvested, or (iii) for the convenience of the Company, contributed to a trust, which may be revocable by the Company or subject to the claims of its creditors, for investment in the manner from time to time determined by the Committee and set forth in the instrument creating such trust, all as the Committee shall determine.

        (iv) No payment will be required from the Employee upon exercise of a Stock Appreciation Right, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with delivery of cash or a certificate representing shares. The Committee may permit such amount to be paid in (i) Common Shares previously owned by the Employee, (ii) a portion of the Common Shares that otherwise would be distributed to such Employee upon exercise of the right, or (iii) a combination of cash and Common Shares.

8.  Restricted Stock or Restricted Stock Units

     (a) Awards

     Restricted Stock or Restricted Stock Units may be awarded by the Committee in its sole discretion. At the time an award of Restricted Stock or Restricted Stock Units is made, the Committee shall (i) establish a Restricted Period applicable to such award, (ii) prescribe conditions for the lapse, including incremental lapse, of restrictions during the Restricted Period, or for the lapse or termination of restrictions upon the satisfaction or occurrence of other conditions in addition to or other than the expiration of the Restricted Period, including a Change in Control, and (iii) determine all other terms and conditions of such award, including voting and dividend or dividend equivalent rights.

     (b) Restrictions on Transfer

     Upon the grant of Restricted Stock, a stock certificate representing the number of Common Shares equal to the number of Restricted Stock granted to an Employee shall be registered in the Employee's name but shall be held in custody by the Company for the Employee's account. The Employee shall not be entitled to delivery of the certificate or to sell, transfer, assign, pledge or otherwise encumber the Restricted Stock until the expiration of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee. Upon the forfeiture of any Restricted Stock, such forfeited Restricted Stock shall be transferred to the Company without further action by the Employee.

     (c) Delivery of Shares

     Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Paragraph 12, a stock certificate for the number of Common Shares with respect to which the restrictions have lapsed, or one Common Share for each Restricted Stock Unit with respect to which the restrictions have lapsed, shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Employee or the Employee's beneficiary or estate, as the case may be. Fractional shares will be paid in cash.

     (d) Payment

     No payment will be required from the Employee upon the issuance or delivery of any Common Shares, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares. The Committee may permit such amount to be paid in (i) Common Shares previously owned by the Employee,
(ii) a portion of the Common Shares that otherwise would be distributed to such Employee upon the lapse of the restrictions applicable to the Restricted Stock or Restricted Stock Units, or (iii) a combination of cash and Common Shares.

9.  Performance Awards

     (a) Grant

     Performance Awards may be granted to any Employee by the Committee in its sole discretion. A Performance Award shall consist of a right that is (i) denominated in cash or Common Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

     (b) Terms and Conditions

     Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine (i) the performance goals to be achieved during any performance period, (ii) the length of any performance period, (iii) the amount of any Performance Award, (iv) the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and (v) all other terms and conditions of any Performance Award, including the consequences of death, Disability, termination of employment and Change in Control.

     (c) Payment of Performance Awards

     Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a current or deferred basis.

10.  Other Stock-Based Awards

     The Committee shall have authority to grant to eligible Employees an "Other Stock-Based Award", which shall consist of any right that is an Award of Common Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares), as deemed by the Committee to be consistent with the purposes of the Omnibus Plan, other than an Award described in Paragraphs 6 through 9 above.

11.  Termination of Employment

     Unless otherwise determined by the Committee, and subject to such restrictions as may be imposed by the Code in the case of any Incentive Stock Options, in the event that the employment or service of an Employee to whom an Option or Stock Appreciation Right has been granted under the Omnibus Plan shall be terminated for any reason (except as set forth in Paragraph 12), such Option or Stock Appreciation Right may, subject to the provisions of the Omnibus Plan, be exercised, to the extent that the Employee was entitled to do so at the termination of his employment or service, at any time within six months after such termination, or in the case of Incentive Stock Options at any time within ninety (90) days after such termination; provided, however, that any Option or Stock Appreciation Right held by an Employee whose employment is terminated for "cause" as determined by the Committee shall terminate immediately.

     Unless otherwise determined by the Committee, if an Employee to whom Restricted Shares or Restricted Stock Units have been granted ceases to be an Employee prior to the end of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee for any reason other than death or Total Disability, the Employee shall immediately forfeit all Restricted Shares and Restricted Stock Units.

12.  Death or Total Disability of Employee

     Unless otherwise determined by the Committee, if an Employee to whom an Award has been granted under the Omnibus Plan shall die or suffer a Disability while employed by the Company, such Option or Stock Appreciation Right may be exercised, to the extent it was exercisable at the date of termination, at any time within six months after the date of the Employee's death or Total Disability, but in no case later than the date on which the Option or Stock Appreciation Right otherwise terminates.

13.  Non-Transferability of Awards

     Awards granted under the Omnibus Plan shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by Section 414(p) of the Code except to the extent provided in any Award Agreement and permitted under applicable law.

14.  Adjustment upon Changes in Capitalization, etc.

        (i) The existence of outstanding Options or other Awards shall not affect in any way the right or ability of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights hereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or substantially all of the outstanding stock of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (ii) If the Company shall effect a subdivision, consolidation or reclassification of the Common Shares or other capital readjustment or recapitalization, the payment of a stock dividend, or other increase or reduction in the number of the Common Shares outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of Common Shares which are then the subject of outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle Employees to receive, for the same aggregate cash consideration, if applicable, the same total number and class of shares as they would have received as a result of the event requiring the adjustment had they owned the underlying Common Shares.

        (iii) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then subject to outstanding options.

15.  Effective Date

     The Omnibus Plan shall be effective as of April 23, 1998, provided that the adoption of the Omnibus Plan shall have been approved by the stockholders of the Company. The Committee may, in its discretion, grant Awards under the Omnibus Plan, the grant, exercise or payment of which shall be expressly subject to the conditions that, to the extent required at the time of grant, exercise or payment, (i) if the Company deems it necessary or desirable, a Registration Statement under the Securities Act of 1933 with respect to such Common Shares shall be effective, and (ii) any requisite approval or consent of any governmental authority of any kind having jurisdiction over Awards granted under the Omnibus Plan shall be obtained.

16.  Termination and Amendment

     The Board may suspend, terminate, modify or amend the Omnibus Plan at any time without shareholder approval except as may be required by applicable laws, regulations, exchange requirements, the Company's Articles of Incorporation or By-laws. If the Omnibus Plan is terminated, the terms of the Omnibus Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the Omnibus Plan may, without the consent of the Employee to whom an Award shall theretofore have been granted, adversely affect the rights of such Employee under such Award.

17.  Miscellaneous

     (a) Written Agreements

     Each Award hereunder shall be evidenced by an Award Agreement which shall contain such restrictions, terms and conditions as the Committee may require.

     (b) No Right to Employment

     Nothing in the Omnibus Plan or in any Award granted pursuant to the Omnibus Plan shall confer upon any Employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate such employment at any time.

     (c) Governing Law

     The validity, construction, and effect of the Omnibus Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Rhode Island without resort to such State's conflict of laws rules.

     (d) Severability

     If any provision of the Omnibus Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Employee or Award, or would disqualify the Omnibus Plan or any Award under any law or regulations deemed applicable, or the compliance with which is deemed desirable, including any accounting rules or regulations, by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, rules or regulations, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Omnibus Plan or the Award, such provision shall be stricken as to such jurisdiction, Employee or Award and the remainder of the Omnibus Plan and any such Award shall remain in full force and effect.

     (e) Other Laws

     The Committee may refuse to issue or transfer any Common Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Common Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by an Employee, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Employee, holder, or beneficiary.

                                                                      4890-PS-98

                                  DETACH HERE


                                     PROXY

                               A.T. CROSS COMPANY

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                        THE COMPANY'S BOARD OF DIRECTORS


     The undersigned holder of Class A common stock of A.T. Cross Company does hereby constitute and appoint Bradford R. Boss, Russell A. Boss, and Edwin G. Torrance, or any one of them as attorneys and proxies of the undersigned, with full power of substitution for, and in the name and stead of, the undersigned to appear and vote all shares of Class A common stock of A.T. Cross Company held of record in the name of the undersigned at the annual meeting of A.T. Cross Company to be held at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865 on Thursday, April 23, 1998 at 10:00 A.M. and at any and all adjournments thereof as designated.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

                                                                  -----------
             CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SEE REVERSE
                                                                      SIDE
                                                                  -----------

                                  DETACH HERE

--- PLEASE MARK
 x  VOTES AS IN
--- THIS EXAMPLE.

1. NUMBER OF DIRECTORS:             2. ELECTION OF CLASS A DIRECTORS:                 3. APPROVAL OF OMNIBUS
   Fixing the number of Class A        Nominees: Terrence Murray, James C. Tappan,       INCENTIVE PLAN
   directors at three and Class B                Andries van Dam
   directors at six.

     FOR     AGAINST    ABSTAIN               FOR                WITHHELD                 FOR     AGAINST    ABSTAIN
   -------   -------    -------             -------              -------                -------   -------    -------

   -------   -------    -------             -------              -------                -------   -------    -------



                                         -------                                      4. OTHER BUSINESS:
                                                                                         In their discretion, the proxies
                                         ------- --------------------------              are authorized to vote upon such other
                                           For all nominees except as noted              business as may properly come before said
                                           on the line above                             meeting or any adjournment thereof upon
                                                                                         which Class A common stockholders are
                                                                                         entitled to vote.

                                                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   -------

                                                                                                              -------

                                                              Please date, sign and mail promptly in the enclosed envelope. This proxy will not be used if you attend the meeting in person and so request.

                                                              Important: Please sign exactly as your name or names appear hereon.
                                                              When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, give full title as such.
                                                              Corporate stockholders sign with full corporate name by a duly authorized officer. If a partnership, sign in partnership name by authorized person.



Signature:                    Date:              Signature:                       Date:
          -------------------       ------------            ---------------------       -------------